Exhibit 99.6

Amendments to:

the The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan;

the PBG Long Term Incentive Plan;

the PBG 2002 Long Term Incentive Plan and

the PBG Stock Incentive Plan

(effective February 8, 2007)

1.	Section 7 of the The Pepsi Bottling Group, Inc. 1999 Long Term Incentive Plan is hereby amended by replacing the current text in its entirety with the following:

Dilution and Other Adjustments. In the event of (i) any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, (ii) any separation of a corporation (including a spin-off or other distribution of assets of the Company to its shareholders), (iii) any partial or complete liquidation, or (iv) other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as, and to such extent (if any), the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any participant (including the conversion of shares subject to awards from Common Stock to stock of another entity). Such adjustment shall be conclusive and binding for all purposes of the Plan.

2.	Section 7 of the PBG Long Term Incentive Plan is hereby amended by replacing the current text in its entirety with the following:

Dilution and Other Adjustments. In the event of (i) any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, (ii) any separation of a corporation (including a spin-off or other distribution of assets of the Company to its shareholders), (iii) any partial or complete liquidation, or (iv) other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as, and to such extent (if any), the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any participant (including the conversion of shares subject to awards from Common Stock to stock of another entity). Such adjustment shall be conclusive and binding for all purposes of the Plan.

3.	Section 7 of the PBG 2002 Long Term Incentive Plan is hereby amended by replacing the current text in its entirety with the following:

Dilution and Other Adjustments. In the event of (i) any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, reorganization, consolidation, combination or exchange of shares, (ii) any separation of a corporation (including a spin-off or other distribution of assets of the Company to its shareholders), (iii) any partial or complete liquidation, or (iv) other similar corporate change, such equitable adjustments shall be made in the Plan and the awards thereunder as, and to such extent (if any), the Committee determines are necessary and appropriate, including, if necessary, an adjustment in the maximum number or kind of shares subject to the Plan or which may be or have been awarded to any participant (including the conversion of shares subject to awards from Common Stock to stock of another entity). Such adjustment shall be conclusive and binding for all purposes of the Plan.

4.	Section 12 of the PBG Stock Incentive Plan is hereby amended by replacing the current text in its entirety with the following:

Adjustment for Change in Stock Subject to Plan. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, spin-off, merger, consolidation, combination or exchange of shares or other similar corporate change, such equitable adjustments shall be made in the Plan and the Awards granted hereunder as, and to such extent (if any), the Committee determines are necessary or appropriate, including, if necessary, an adjustment in the number of shares applicable to Awards then outstanding, the Option Exercise Prices to Options then outstanding and the number of shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

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